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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 10, 1999

                             ACTION INDUSTRIES, INC.
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                 (Exact name of registrant specified in Charter)


PENNSYLVANIA                     1-6485                      25-0918682
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(State or other                  (Commission                 (IRS Employee
jurisdiction of                  File Number)                Identification No.)
incorporation)

330 WEST 42ND STREET
NEW YORK, NEW YORK                                           10036
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(Address of principal executive offices)                     Zip Code


           REGISTRANT'S TELEPHONE, INCLUDING AREA CODE: (212) 594-2580




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         (Former name and former address, if changed since last report)

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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

     (a) On September 10, 1999, the pending involuntary bankruptcy petitions against the Registrant and General Vision Services, Inc. ("GVS"), an affiliate of the Registrant, and the pending motions for appointment of a trustee under Chapter 11 of the Bankruptcy Code were resolved consensually. Under a Stipulation and Order approved by Judge Stuart M. Bernstein of the United States Bankruptcy Court for the Southern District of New York, the Registrant and GVS have consented to the entry of orders for relief under Chapter 11. Jim Jedrlinic will continue to serve as the Chief Executive Officer of the Registrant and GVS, and shall manage the day-to-day operations of GVS. A management committee composed of Mr. Jedrlinic, Shaul Kopelowitz, a director of the Registrant, and Mr. Ralph Balsamo of Richard A. Eisner & Co., a New York accounting firm, has been appointed. Any business decisions or transactions outside of the ordinary course of business will be subject to the approval of a majority of the committee and the Bankruptcy Court. The committee is also to conduct a search for a new chief financial officer and a chief operating officer for GVS. The committee will function until a plan for reorganization for the Registrant and GVS is confirmed and becomes effective, or until further order of the Bankruptcy Court.

     Under the Stipulation and Order, for the next ninety days, any plan of reorganization filed by the Registrant and GVS will require the consent of the Official Committee of Unsecured Creditors. If a joint plan is not filed within ninety days, for thirty days immediately thereafter the Registrant and GVS shall have the exclusive right to file plans of reorganization, and to solicit acceptances for sixty days after such filing, unless otherwise ordered by the Bankruptcy Court.


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                                   Signatures
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                       ACTION INDUSTRIES, INC.



                                                       By: /s/ James Jedrlinic
                                                          ----------------------
                                                          Name:  James Jedrlinic
                                                          Title: President

Dated:  September 22, 1999